Exhibit 99.1

Brightcove Announces Financial Results for First Quarter 2016

Company reports first quarter revenue of $36.3 million and adjusted EBITDA of $2.0 million

BOSTON, MA (April 28, 2016) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended March 31, 2016.

“Brightcove delivered strong first quarter results that met or exceeded our expectations across the top and bottom lines,” said David Mendels, Chief Executive Officer of Brightcove. “The product and go-to-market transformation we’ve made in recent years is paying off, with accelerating product innovation and leadership, customer wins and improved revenue retention.”

Mendels continued, “It is an exciting time in the world of online video and we see significant opportunities in both our media and digital marketing businesses. We are executing well and are confident in our ability to deliver consistent double-digit revenue growth and strong profitability over time, which we believe will generate enhanced long-term shareholder value.”

First Quarter 2016 Financial Highlights:

•	Revenue for the first quarter of 2016 was $36.3 million, an increase of 10% compared to $32.9 million for the first quarter of 2015. Subscription and support revenue was $34.7 million, an increase of 9% compared with $31.8 million for the first quarter of 2015.

•	Gross profit for the first quarter of 2016 was $23.0 million, compared to $21.3 million for the first quarter of 2015, representing a gross margin of 63% for the first quarter of 2016. Non-GAAP gross profit for the first quarter of 2016 was $23.6 million, representing a year-over-year increase of 8% and a non-GAAP gross margin of 65%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $1.5 million for the first quarter of 2016, compared to a loss of $2.5 million for the first quarter of 2015. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $714,000 for the first quarter of 2016, an improvement compared to a non-GAAP loss of $284,000 during the first quarter of 2015.

•	Net loss was $1.6 million, or $0.05 per diluted share, for the first quarter of 2016. This compares to a net loss of $2.8 million, or $0.09 per diluted share, for the first quarter of 2015. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $638,000 for the first quarter of 2016, or $0.02 per diluted share, compared to a non-GAAP net loss of $574,000 for the first quarter of 2015, or $0.02 per diluted share.

•	Adjusted EBITDA was $2.0 million for the first quarter of 2016, compared to $1.4 million for the first quarter of 2015. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $3.0 million for the first quarter of 2016, compared to cash flow from operations of $46,000 for the first quarter of 2015.

•	Free cash flow was $1.3 million after the company invested $1.7 million in capital expenditures and capitalization of internal-use software during the first quarter of 2016. Free cash flow was negative $692,000 for the first quarter of 2015.

•	Cash and cash equivalents were $29.3 million as of March 31, 2016 compared to $27.6 million at December 31, 2015.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•	Average revenue per premium customer was $69,000 in the first quarter of 2016. This is an increase of 10% from $63,000 in the comparable period in 2015.

•	Recurring dollar retention rate was 98% in the first quarter of 2016, which was above our historical target in the low to mid 90% range.

•	Ended the quarter with 4,915 customers, of which 1,910 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: About.com, Barstool Sports, DraftKings, Jukin Media, PostMedia, Readers Digest Association Inc., Singapore Press Holdings, Stan, Vox Media, Wenner Media LLC, and one of the top ten broadcasters in viewership in the United States.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: Avnet, Edmunds, EMC, Hanover Insurance, Hess Corporation, Mary Kay Cosmetics, QVC Italia, Sage, Skillshare, University of Pennsylvania and Yale University.

•	Appointed Mark Blair as Vice President of EMEA to lead the company’s sales and marketing operations in Europe, Middle East and Africa. Mark was previously the Vice President of Asia-Pacific where he was successful in driving business growth in that region.

•	Introduced Brightcove OTT Flow, a turnkey OTT solution that was developed in partnership with Accedo, an industry leader in user experience and multi-platform applications for video. OTT Flow allows media companies and content owners to rapidly deploy high-quality, direct-to-consumer, live and on-demand video services across platforms.

•	Announced cloud transcoding for Ultra High-Definition (UHD) video through Zencoder. The new UHD features provide support for HEVC and VP9 video codecs and supports 10-bit color workflows and wide gamut BT.2020 color space, providing media companies with the ability to deliver 4K UHD video across devices.

Business Outlook

Based on information as of today, April 28, 2016, the Company is issuing the following financial guidance:

Second Quarter 2016:

•	Revenue is expected to be in the range of $35.8 million to $36.3 million.

•	Non-GAAP income/loss from operations is expected to be in the range of breakeven to a loss of $500,000, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.2 million.

•	Adjusted EBITDA in the second quarter is expected to be in the range of $800,000 to $1.3 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $3.7 million.

•	Non-GAAP net income/loss per diluted share is expected to be breakeven to a loss of $0.02, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.2 million, and assumes approximately 34.0 million shares outstanding.

Full Year 2016:

•	Revenue is expected to be in the range of $145.8 million to $147.8 million.

•	Non-GAAP income from operations is expected to be in the range of $2 million to $3.5 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.5 million to $9.9 million.

•	Adjusted EBITDA for the full year is expected to be in the range of $8.0 to $9.5 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $15.8 million to $16.2 million.

•	Non-GAAP net income per diluted share is expected to be $0.02 to $0.07, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.5 million to $9.9 million, and assumes approximately 34.1 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, April 28, 2016, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13634340. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has nearly 5,000 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin and non-GAAP diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenue. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$29,292	$27,637
Accounts receivable, net of allowance	20,675	21,213
Prepaid expenses and other current assets	6,356	4,579

Total current assets	56,323	53,429
Property and equipment, net	9,189	8,689
Intangible assets, net	13,321	13,786
Goodwill	50,776	50,776
Deferred tax asset	80	63
Restricted cash	201	201
Other assets	881	724

Total assets	$130,771	$127,668

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,786	$3,302
Accrued expenses	13,149	12,849
Capital lease liability	726	850
Equipment financing	298	—
Deferred revenue	32,877	29,836

Total current liabilities	49,836	46,837
Deferred revenue, net of current portion	132	95
Other liabilities	2,688	2,601

Total liabilities	52,656	49,533
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	221,903	220,458
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(746)	(888)
Accumulated deficit	(142,204)	(140,597)

Total stockholders’ equity	78,115	78,135

Total liabilities and stockholders’ equity	$130,771	$127,668

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Subscription and support revenue	$34,653	$31,811
Professional services and other revenue	1,639	1,074

Total revenue	36,292	32,885
Cost of revenue: (1) (2)
Cost of subscription and support revenue	11,675	10,346
Cost of professional services and other revenue	1,589	1,246

Total cost of revenue	13,264	11,592

Gross profit	23,028	21,293

Operating expenses: (1) (2)
Research and development	7,426	7,820
Sales and marketing	12,535	10,839
General and administrative	4,577	5,161
Merger-related	21	14

Total operating expenses	24,559	23,834

Loss from operations	(1,531)	(2,541)
Other expense, net	(31)	(224)

Net loss before income taxes	(1,562)	(2,765)
Provision for income taxes	45	66

Net loss	$(1,607)	$(2,831)

Net income (loss) per share—basic and diluted	$(0.05)	$(0.09)

Weighted-average shares—basic and diluted	32,725	32,496
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$42	$20
Cost of professional services and other revenue	57	33
Research and development	389	434
Sales and marketing	482	458
General and administrative	489	508
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$507
Research and development	31	32
Sales and marketing	226	251

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(1,607)	$(2,831)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,014	2,429
Stock-based compensation	1,459	1,453
Provision for reserves on accounts receivable	91	76
Changes in assets and liabilities:
Accounts receivable	541	1,993
Prepaid expenses and other current assets	(2,069)	(534)
Other assets	(156)	(226)
Accounts payable	(1,039)	789
Accrued expenses	844	(2,540)
Deferred revenue	2,917	(563)

Net cash provided by operating activities	2,995	46

Investing activities
Cash paid for purchase of intangible asset	(125)	—
Purchases of property and equipment, net of returns	(843)	(581)
Capitalization of internal-use software costs	(810)	(157)

Net cash used in investing activities	(1,778)	(738)

Financing activities
Proceeds from exercise of stock options	43	46
Payments of withholding tax on RSU vesting	(86)	—
Proceeds from equipment financing	604	—
Payments on equipment financing	(48)	—
Payments under capital lease obligation	(278)	(319)

Net cash provided by (used in) financing activities	235	(273)

Effect of exchange rate changes on cash and cash equivalents	203	(44)

Net increase (decrease) in cash and cash equivalents	1,655	(1,009)
Cash and cash equivalents at beginning of period	27,637	22,916

Cash and cash equivalents at end of period	$29,292	$21,907

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
GROSS PROFIT:
GAAP gross profit	$23,028	$21,293
Stock-based compensation expense	99	53
Amortization of acquired intangible assets	508	507

Non-GAAP gross profit	$23,635	$21,853

LOSS FROM OPERATIONS:
GAAP loss from operations	$(1,531)	$(2,541)
Stock-based compensation expense	1,459	1,453
Merger-related expenses	21	14
Amortization of acquired intangible assets	765	790

Non-GAAP income (loss) from operations	$714	$(284)

NET LOSS:
GAAP net loss	$(1,607)	$(2,831)
Stock-based compensation expense	1,459	1,453
Merger-related expenses	21	14
Amortization of acquired intangible assets	765	790

Non-GAAP net income (loss)	$638	$(574)

GAAP diluted net loss per share	$(0.05)	$(0.09)

Non-GAAP diluted net income (loss) per share	$0.02	$(0.02)

Shares used in computing GAAP diluted net loss per share	32,725	32,496
Shares used in computing Non-GAAP diluted net income (loss) per share	33,630	32,496

Brightcove Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(1,607)	$(2,831)
Other expense, net	31	224
Provision for income taxes	45	66
Merger-related expenses	21	14
Depreciation and amortization	2,014	2,429
Stock-based compensation expense	1,459	1,453

Adjusted EBITDA	$1,963	$1,355

Adjusted EBITDA margin	5.4%	4.1%